UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2015

Servotronics, Inc.

(Exact name of registrant as specified in its charter.)

Commission File Number: 001-07109

Delaware	16-0837866
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1110 Maple Street

Elma, New York 14059-0300

(Address of principal executive offices, including zip code)

(716) 655-5990

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders held on May 29, 2015, the shareholders of Servotronics, Inc. (the “Company”) (i) elected the five director nominees; and (ii) ratified the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2015 fiscal year.

The results of the voting for the five director nominees were as follows:

Name	For	Withhold Authority	Broker Non-Votes
Mr. Rigel D. Pirrone	1,615,466.76	44,632.52	708,227
Mr. Donald W. Hedges	1,343,822.76	316,276.52	708,227
Mr. Edward C. Cosgrove	1,250,514.96	409,584.31	708,227
Mr. Kenneth D. Trbovich	1,249,606.76	410,492.52	708,227
Dr. Nicholas D. Trbovich	1,248,156.76	411,942.52	708,227

The results of the voting for the ratification of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2015 fiscal year were as follows:

For	Against	Abstentions
2,309,013.41	45,379.44	13,933.43

Item 7.01.	Regulation FD Disclosure

On May 29, 2015 the Company issued a press release announcing that its Board of Directors declared a $0.15 per share cash dividend. The dividend will be paid on July 15, 2015 to shareholders of record on June 30, 2015. This dividend does not represent that the Company will pay dividends on a regular or scheduled basis. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information set forth in Items 7.01 and 9.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Servotronics, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1 Press Release dated May 29, 2015

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2015

Servotronics, Inc.

By:	/s/ Cari L. Jaroslawsky, Chief Financial Officer
Cari L. Jaroslawsky Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Servotronics, Inc. Press Release issued on May 29, 2015.